QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2004

CIBER, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23488	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 DTC Parkway, Suite 1400, Greenwood Village, Colorado 80111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 220-0100

CIBER, Inc.
Information to be included in the Report

Item 2. Acquisition or Disposition of Assets

        On March 1, 2004, CIBER, Inc. acquired SCB Computer Technology, Inc. ("SCB"). SCB, based in Memphis, Tennessee, provided IT services similar to CIBER, including consulting, outsourcing and professional staffing, with a particular focus on federal and state government clients. The total consideration paid by CIBER for all of SCB's outstanding shares was approximately $54 million, excluding transaction related costs, consisting of approximately $41 million in cash and approximately 1.4 million shares of CIBER common stock valued at approximately $13 million. In addition, SCB had certain debt obligations, totaling approximately $33 million, which we repaid shortly after closing of the acquisition. We used a portion of the cash raised from our December 2003 Convertible Debenture Offering to fund the cash portion of the purchase consideration and the repayment of SCB's debt.

Item 7 (c). Exhibits.

99.1
News release dated March 1, 2004 announcing CIBER completes SCB Computer Technology, Inc. Acquisition.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.
Date: March 3, 2004	By:	/s/ DAVID G. DURHAM David G. Durham Chief Financial Officer, Senior Vice President and Treasurer

QuickLinks

CIBER, Inc. Information to be included in the Report
  Item 2. Acquisition or Disposition of Assets
  Item 7 (c). Exhibits.
SIGNATURE